UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2012

FTI CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida		33401
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 515-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Initial Purchase under Tender Offer for 2016 Notes

On November 27, 2012, FTI Consulting, Inc. (“FTI Consulting”) announced that it has accepted for purchase approximately $128.3 million aggregate principal amount of its $215.0 million aggregate principal amount of 7  3/4% Senior Notes due 2016 (the “2016 Notes”), representing all such 2016 Notes that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to FTI Consulting’s cash offer previously announced on November 9, 2012 to purchase (“Tender Offer”) any and all of its outstanding 2016 Notes. FTI Consulting also received consents from holders of the required majority of the principal amount of the 2016 Notes to, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default and related provisions in the indenture dated as of October 3, 2006 (as amended and supplemented, the “2016 Notes Indenture”) governing the 2016 Notes. In connection with the offer to purchase and consent solicitation, on November 27, 2012, FTI Consulting, the guarantors party thereto and Wilmington Trust Company, as trustee, entered into the Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) to the 2016 Notes Indenture. A copy of the Seventh Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03. “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” below is hereby incorporated by reference into this Item 1.01. “Entry into a Material Definitive Agreement.”

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entering into the 2012 Credit Agreement (as defined below), on November 27, 2012, FTI Consulting refinanced and replaced its existing Credit Agreement, dated as of September 27, 2010 (as amended and supplemented, the “2010 Credit Agreement”), by and among FTI Consulting, as borrower, the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, and related agreements and documents. The 2010 Credit Agreement provided for a five-year $250.0 million senior secured revolving line of credit. Outstanding borrowings and accrued interest under the 2010 revolving credit facility were paid in full substantially concurrently with the replacement of the 2010 Credit Agreement using net proceeds from the private offering of FTI Consulting’s 2022 Notes (as defined below). FTI Consulting did not incur any early termination or prepayment penalties in connection with the replacement of the 2010 Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of 2022 Notes and Entry into 2022 Notes Indenture

On November 27, 2012, FTI Consulting completed its previously announced private offering (the “Offering”) of $300.0 million aggregate principal amount of 6.0% Senior Notes due 2022 (the “2022 Notes”).

FTI Consulting used approximately $133.7 million of the net proceeds from the Offering to fund the purchase of the 2016 Notes, pay the accrued and unpaid interest of approximately $1.6 million on the purchased 2016 Notes and make the related consent payments. FTI Consulting used approximately $75.3 million of the net proceeds to repay outstanding principal and accrued interest under the 2010 Credit Agreement as of November 27, 2012. FTI Consulting expects to use the remaining net proceeds from the Offering to fund the purchase price of any additional 2016 Notes that are validly tendered pursuant to the Tender Offer and to redeem any and all of the 2016 Notes that remain outstanding following the consummation of the Tender Offer, as well as pay any accrued and unpaid interest and the related tender or redemption expenses.

The 2022 Notes were issued pursuant to an Indenture, dated as of November 27, 2012 (the “2022 Notes Indenture”), among FTI Consulting, the guarantors party thereto and U.S. Bank National Association, as trustee.

The 2022 Notes bear interest at the rate of 6.0% per annum, payable semi-annually in cash in arrears on November 15 and May 15 of each year, commencing on May 15, 2013. Each interest payment will be made to the persons who are registered holders of the 2022 Notes on the immediately preceding November 1 and May 1, respectively. The 2022 Notes will mature on November 15, 2022.

The obligations under the 2022 Notes are fully and unconditionally guaranteed, jointly and severally, by substantially all of FTI Consulting’s existing, direct and indirect, domestic restricted subsidiaries and will be guaranteed by future, direct and indirect, domestic restricted subsidiaries of FTI Consulting, subject to certain exceptions.

The 2022 Notes and the guarantees are FTI Consulting’s and the guarantors’ general unsecured senior obligations. The indebtedness evidenced by the 2022 Notes and the guarantees (i) rank equally in right of payment with all of FTI Consulting’s and the guarantors’ existing and future senior indebtedness, (ii) rank senior in right of payment to any existing and future subordinated indebtedness, (iii) are effectively junior to all of FTI Consulting’s and the guarantors’ secured debt, including borrowings under the 2012 Credit Agreement (as defined below), to the extent of the value of the collateral securing such indebtedness, and (iv) are structurally subordinated to all existing and future indebtedness and other liabilities of any current and future non-guarantor subsidiaries (other than indebtedness and liabilities owed to FTI Consulting or one of its guarantor subsidiaries).

At any time prior to November 15, 2017, FTI Consulting may redeem the 2022 Notes, in whole or in part, at a price equal to 100% of the principal amount plus an applicable “make-

whole” premium as set forth in the 2022 Notes Indenture and accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to November 15, 2015, FTI Consulting may use the net proceeds of certain equity offerings to redeem up to 35% of the aggregate principal amount of the 2022 Notes at a redemption price equal to 106.000% of the principal amount, plus accrued and unpaid interest, if any; provided, that (i) at least 65% of the aggregate principal amount of 2022 Notes originally issued remains outstanding immediately after the occurrence of any such redemption and (ii) that any such redemption occurs within 90 days following the closing of any such equity offering. FTI Consulting may also redeem the 2022 Notes, in whole or in part, from time to time on or after November 15, 2017 at an initial redemption price of 103.000% of their aggregate principal amount, plus accrued and unpaid interest, to, but excluding, the redemption date, if any. The redemption price will decline to 102.000%, 101.000% and 100.000% of their aggregate principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, if any, on November 15, 2018, November 15, 2019 and November 15, 2020 and thereafter, respectively.

If FTI Consulting experiences certain types of changes of control, it will be required to offer to repurchase the 2022 Notes at a purchase price equal to 101.000% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

The 2022 Notes Indenture contains covenants, subject to important exceptions and qualifications, that may limit FTI Consulting’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) make certain restricted payments; (iii) create or incur certain liens; (iv) create restrictions on the payment of dividends or other distributions to FTI Consulting from FTI Consulting’s restricted subsidiaries; (v) engage in certain sale and leaseback transactions; (vi) transfer all or substantially all of FTI Consulting’s assets or the assets of any restricted subsidiary or enter into merger or consolidation transactions with third parties; and (vii) engage in certain transactions with affiliates. Subject to certain limitations, certain covenants will cease to apply to the 2022 Notes at all times after the 2022 Notes obtain investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services LLC.

The 2022 Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the 2022 Notes then outstanding may declare the unpaid principal of the 2022 Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events in bankruptcy, insolvency or reorganization affecting FTI Consulting, the principal amount of the 2022 Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

In connection with the Offering, FTI Consulting and the guarantors entered into a Registration Rights Agreement, dated as of November 27, 2012 (the “Registration Rights Agreement”), with J.P. Morgan Securities LLC, as the representative of the several initial purchasers, relating to the 2022 Notes. Pursuant to the Registration Rights Agreement, FTI Consulting and the guarantors have agreed to file an exchange offer registration statement and to undertake an offer to exchange the 2022 Notes for notes with substantially identical terms that are registered under the Securities Act of 1933, as amended (the “Securities Act”). Specifically,

FTI Consulting has agreed to (a) file an exchange offer registration statement within 180 days of the issue date of the 2022 Notes, (b) use its best efforts to have the exchange offer registration statement declared effective within 240 days of the issue date, and (c) complete the exchange offer within 30 business days of effectiveness. FTI Consulting has also agreed to file a shelf registration statement to cover resales of the 2022 Notes under certain circumstances. If FTI fails to satisfy its obligations under the Registration Rights Agreement, FTI will be required to pay additional interest to holders of the 2022 Notes under certain circumstances.

The Trustee may, from time to time, perform services for FTI Consulting and FTI Consulting’s affiliates in the ordinary course of the Trustee’s business, for which it has received, or will receive, customary fees and expenses. In addition, FTI Consulting and its subsidiaries has and may in the future, from time to time, perform services for the Trustee and its affiliates in the ordinary course of FTI Consulting’s business, for which it has received or will receive, customary fees and expenses.

The 2022 Notes and related guarantees were offered only to qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S promulgated under the Securities Act. The 2022 Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration, or an applicable exemption from the Securities Act, applicable state securities or blue sky laws, and may not be sold in other jurisdictions without an exemption from applicable registration requirements under foreign securities laws. This report shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities nor shall there be any sale of the 2022 Notes in any state or foreign jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or foreign jurisdiction.

The forgoing description of the issuance, sale and terms of the 2022 Notes, and of the 2022 Notes Indenture and Registration Rights Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Notes Indenture and Registration Rights Agreement entered into in connection therewith. The 2022 Notes Indenture and Registration Rights Agreement are attached hereto as Exhibits 4.2 and 4.5, respectively, and are incorporated herein by reference.

Entry into Credit Agreement

On November 27, 2012, FTI Consulting, entered into a Credit Agreement (the “2012 Credit Agreement”), among FTI Consulting, as borrower, the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent. The revolving credit facility consists of a $350.0 million senior secured revolving line of credit maturing on November 25, 2017. Subject to certain conditions, at any time prior to maturity, FTI Consulting will be able to invite existing and new lenders to increase the size of the facility up to a maximum of $425.0 million.

The obligations of FTI Consulting under the Credit Agreement are guaranteed by substantially all of FTI Consulting’s domestic subsidiaries and secured by substantially all of FTI

Consulting’s and its domestic subsidiaries’ assets (including 65% of the issued and outstanding voting stock and 100% of the non-voting stock of each controlled foreign corporation owned by a domestic subsidiary guarantor), pursuant to the terms of a Security Agreement, dated as of November 27, 2012 (the “Security Agreement”), among the grantors party thereto and Bank of America, N.A., as administrative agent for the holders of the secured obligations, and a Pledge Agreement, dated as of November 27, 2012 (the “Pledge Agreement”), among the pledgors party thereto and Bank of America, N.A., as administrative agent for the holders of the secured obligations.

Interest on the borrowings under the 2012 Credit Agreement is payable, at the option of FTI Consulting, at either a “Base Rate” or “LIBOR”, in each case plus an applicable margin. Borrowings under the Credit Agreement may be used for general corporate purposes of FTI Consulting and its subsidiaries, including capital expenditures and permitted acquisitions, subject to certain limitations.

The 2012 Credit Agreement contains customary financial, affirmative and negative covenants for a senior secured credit agreement. These include negative covenants that, subject to exceptions, may limit FTI’s ability and the ability of FTI’s subsidiaries to, among other things: (i) create, incur, assume or suffer to exist liens; (ii) make investments and loans; (iii) create, incur, assume or suffer to exist additional indebtedness or guarantees; (iv) engage in mergers, acquisitions, consolidations, sale-leasebacks and other asset sales and dispositions; (v) pay dividends or redeem or repurchase FTI Consulting’s capital stock; (vi) alter the business that FTI Consulting and its subsidiaries conduct; (vii) engage in certain transactions with affiliates; (viii) modify the terms of certain indebtedness, including certain terms of the indentures governing FTI Consulting’s 6  3/4% senior notes due 2020 (the “2020 Notes”) and the 2022 Notes; (ix) repay, redeem or purchase certain indebtedness, including the 2020 Notes and 2022 Notes; and (x) make material changes to accounting and reporting practices. In addition, the 2012 Credit Agreement includes financial covenants that require us (i) not to exceed a maximum leverage ratio (the ratio of funded debt to adjusted EBITDA), (ii) not to exceed a maximum senior secured leverage ratio (the ratio of secured funded debt to adjusted EBITDA), and (iii) to maintain a minimum fixed charge coverage ratio (the ratio of adjusted EBITDA minus capital expenditures and cash taxes to cash interest plus scheduled funded debt payments).

The 2012 Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the facility to be in full force and effect, and change of control. If an event of default occurs under the 2012 Credit Agreement, the agents and lenders under the 2012 Credit Agreement will be entitled to take various actions, including accelerating amounts due under the revolving credit facility and all actions permitted to be taken by a secured creditor.

The forgoing description of the 2012 Credit Agreement, the Security Agreement and the Pledge Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the 2012 Credit Agreement, the Security Agreement and Pledge Agreement. The 2012 Credit Agreement, the Security Agreement and the Pledge Agreement are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Item 1.01. “Entry into a Material Definitive Agreement—Initial Purchase under Tender Offer for 2016 Notes” is hereby incorporated by reference into this Item 3.03. “Material Modification to Rights of Security Holders.”

ITEM 7.01	Regulation FD Disclosure

FTI Consulting also announced in its November 27, 2012 press release announcing the initial closing of the Tender Offer, a one-time pre-tax charge against 2012 fourth-quarter earnings, reflecting the estimated loss on early extinguishment of debt related to the Tender Offer and the subsequent redemption of all 2016 Notes that remain outstanding after giving effect to the consummation of the Tender Offer (the “Estimated Charge”). FTI Consulting expects the Estimated Charge to be approximately $5.0 million, which will reduce fully diluted earnings per share by $0.07. The final Estimated Charge will vary based upon, among other factors, whether any 2016 Notes that remain outstanding on the date hereof are purchased by FTI Consulting pursuant to the Tender Offer in respect of subsequent tenders made prior to the expiration time of the Tender Offer or are otherwise redeemed by the Company pursuant to the Company’s notice of redemption issued on November 27, 2012.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this Current Report on Form 8-K, in particular statements regarding the estimated amount of the charge for early extinguishment of debt that will be recorded by FTI Consulting for the fourth quarter ending December 31, 2012, as well as statements identified by words such as “approximately,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions, constitute forward-looking statements. All forward-looking statements are based upon FTI Consulting’s expectations at the time we make them and various assumptions. FTI Consulting’s expectations, beliefs and estimates are expressed in good faith, and it believes there is a reasonable basis for them. However, there can be no assurance that FTI Consulting’s expectations, beliefs and estimates will result or be achieved or that actual results will not differ from estimates or expectations. Further, estimates of loss on early extinguishment of debt are subject to FTI Consulting’s final review and the final review of FTI Consulting’s independent public accounting firm. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

Item 8.01	Other Events.

On November 27, 2012, FTI Consulting issued a press release announcing that it has (i) accepted for purchase approximately $128.3 million aggregate principal amount of the 2016 Notes, representing all 2016 Notes that were validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on November 26, 2012 pursuant to FTI Consulting’s previously announced cash offer to purchase any and all of its outstanding 2016 Notes, (ii) received sufficient consents to approve the proposed amendments to the 2016 Notes Indenture that, among other modifications, eliminate substantially all of the restrictive covenants and certain events of default in the 2016 Notes Indenture, and (iii) reported the estimated 2012 fourth quarter charge for loss on early extinguishment of debt.

In addition, on November 27, 2012, FTI Consulting issued a press release announcing that it has completed its previously announced private offering of $300.0 million aggregate principal amount of 2022 Notes.

In addition, on November 27, 2012, FTI Consulting issued a press release announcing that it has entered into the 2012 Credit Agreement, which refinances and replaces the 2010 Credit Agreement that was set to mature on September 27, 2015.

In addition, on November 27, 2012, FTI Consulting issued a press release announcing that it has elected to redeem any and all 2016 Notes that remain outstanding on December 27, 2012, after giving effect to the consummation of the Tender Offer.

Copies of the press releases are filed herewith as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated as of November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 7 3/4% Senior Notes due 2016.

4.2	Indenture, dated as of November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, relating to FTI Consulting, Inc.’s 6.0% Senior Notes due 2022.

4.3	Form of 6.0% Senior Notes due 2022 (included in Exhibit 4.2).

4.4	Form of Notation of Guarantee of 6.0% Senior Notes due 2022 (included in Exhibit 4.2).

4.5	Registration Rights Agreement, dated November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and J.P. Morgan Securities LLC.

10.1	Credit Agreement, dated as of November 27, 2012, among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Credit Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.2	Security Agreement, dated as of November 27, 2012, by and among grantors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Security Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.3	Pledge Agreement, dated as of November 27, 2012, by and among pledgors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Pledge Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing initial payment date for 2016 Notes Tender Offer, the results of the consent solicitation and the estimated charge for loss on early extinguishment of debt.

99.2	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing closing of 2022 Notes Offering.

99.3	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing 2012 Credit Agreement.

99.4	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing redemption of 2016 Notes remaining outstanding after expiration of Tender Offer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTI CONSULTING, INC.

By:	/S/ ERIC B. MILLER
Name:	Eric B. Miller
Title:	Executive Vice President, General Counsel and Chief Risk Officer

Date: November 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and Wilmington Trust Company, as trustee, relating to FTI Consulting, Inc.’s 7 3/4% Senior Notes due 2016.

4.2	Indenture, dated as of November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee, relating to FTI Consulting, Inc.’s 6.0% Senior Notes due 2022.

4.3	Form of 6.0% Senior Notes due 2022 (included in Exhibit 4.2).

4.4	Form of Notation of Guarantee of 6.0% Senior Notes due 2022 (included in Exhibit 4.2).

4.5	Registration Rights Agreement, dated November 27, 2012, among FTI Consulting, Inc., the guarantors party thereto and J.P. Morgan Securities LLC.

10.1	Credit Agreement, dated as of November 27, 2012, among FTI Consulting, Inc., the designated borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Credit Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.2	Security Agreement, dated as of November 27, 2012, by and among grantors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Security Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

10.3	Pledge Agreement, dated as of November 27, 2012, by and among pledgors party thereto and Bank of America, N.A., as administrative agent. Exhibits and schedules (or similar attachments) to the Pledge Agreement are not filed. FTI Consulting, Inc. will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

99.1	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing initial payment date for 2016 Notes Tender Offer, the results of the consent solicitation and the estimated charge for loss on early extinguishment of debt.

99.2	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing closing of 2022 Notes Offering.

99.3	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing 2012 Credit Agreement.

99.4	Press Release of FTI Consulting, Inc. dated November 28, 2012, announcing redemption of 2016 Notes remaining outstanding after expiration of Tender Offer.

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